Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. [Redacted] indicates that information has been omitted.

LITHIUM AMERICAS CORP.

55,000,000 Common Shares

Underwriting Agreement

April 17, 2024

Evercore Group L.L.C.
Goldman Sachs & Co. LLC

BMO Nesbitt Burns Inc.

As Representatives of the
 several Underwriters listed
 in Schedule 1 hereto

c/o Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o BMO Nesbitt Burns Inc.

100 King Street West, 5th Floor

Toronto, Ontario M5X 1H3

Canada

Ladies and Gentlemen:

Lithium Americas Corp., a corporation incorporated under the laws of the Province of British Columbia (the "Company"), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 55,000,000 common shares of the Company (the "Underwritten Shares") and, at the option of the Underwriters, up to an additional 8,250,000 common shares of the Company (the "Option Shares").  The Underwritten Shares and the Option Shares are herein referred to as the "Shares".

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Offering Documents.

(a) The Company has prepared and filed with the United States Securities and Exchange Commission (the "SEC") a shelf registration statement on Form F-3 (File No. 333- 274883), including a base prospectus (the "U.S. Base Prospectus") to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "U.S. Securities Act"), including all Documents Incorporated by Reference (as hereinafter defined) therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the U.S. Securities Act, is called the "Registration Statement."  Any registration statement filed by the Company pursuant to Rule 462(b) under the U.S. Securities Act in connection with the offer and sale of the Shares is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement dated April 17, 2024, describing the Shares and the offering thereof, together with the U.S. Base Prospectus, is called the "U.S. Preliminary Prospectus," and the U.S. Preliminary Prospectus and any other prospectus supplement to the U.S. Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the U.S. Prospectus (as hereinafter defined), together with the U.S. Base Prospectus, is called a "preliminary prospectus."  As used herein, the form of the final prospectus supplement to the U.S. Base Prospectus relating to the Shares filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act is hereinafter called the "U.S. Prospectus". References herein to the U.S. Preliminary Prospectus, any preliminary prospectus and the U.S. Prospectus shall refer to both the prospectus supplement and the U.S. Base Prospectus components of such prospectus.  The U.S. Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses (as hereinafter defined), if any, and the information listed in Annex A hereto, taken together, are hereinafter referred to as the "Pricing Disclosure Package". For purposes of this Agreement (as hereinafter defined), the "Applicable Time" is 11:00 p.m. (Pacific) on the date of this Agreement.

(b) The Company has also prepared and filed with each of the Canadian Securities Commissions (as hereinafter defined) (i) a preliminary short form base shelf prospectus dated October 30, 2023 (together with the Documents Incorporated by Reference therein, the "Canadian Preliminary Base Shelf Prospectus"), and (ii) a final short form base shelf prospectus dated November 8, 2023 (together with the Documents Incorporated by Reference therein and any supplements or amendments thereto, the "Canadian Final Base Shelf Prospectus"), in respect of up to US$750,000,000 (or the equivalent thereof, at the date of issue, in Canadian dollars or any other currency or currencies, as the case may be) in certain securities of the Company, including the Shares, omitting the Shelf Information (as hereinafter defined) in accordance with the Shelf Procedures (as hereinafter defined) and that the Company has received a Prospectus Receipt (as hereinafter defined) for the Canadian Preliminary Base Shelf Prospectus dated October 30, 2023 and for the Canadian Final Base Shelf Prospectus dated November 9, 2023.  The Company has also prepared and filed a preliminary prospectus supplement relating to the offering of the Shares, which excluded certain pricing information, with the Canadian Securities Commissions, in accordance with the Shelf Procedures (including the Documents Incorporated by Reference therein, and together with the Canadian Final Base Shelf Prospectus, the "Canadian Preliminary Prospectus").

(c) In addition, the Company will prepare and file, as promptly as practicable and in any event by the earlier of the date a Canadian Prospectus Supplement (as hereinafter defined) is first sent or delivered to a purchaser in the offering of Shares and one business day (as hereinafter defined) of the execution and delivery of this Agreement, with the Canadian Securities Commissions, in accordance with the Shelf Procedures, a final prospectus supplement setting forth the Shelf Information (including any Documents Incorporated by Reference therein and any supplements or amendments thereto, the "Canadian Prospectus Supplement", and, together with the Canadian Final Base Shelf Prospectus, the "Canadian Prospectus"). The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the "Prospectuses".

(d) All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, any preliminary prospectus, the U.S. Base Prospectus, the Canadian Final Base Shelf Prospectus, the U.S. Prospectus and the Canadian Prospectus shall include the Documents Incorporated by Reference or documents deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in, or "part of" the Registration Statement, the Rule 462(b) Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, any preliminary prospectus, the U.S. Base Prospectus, the Canadian Final Base Shelf Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, any preliminary prospectus, the U.S. Base Prospectus, the Canadian Final Base Shelf Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, as the case may be. Any reference herein to any "amendment" or "supplement" to the U.S. Preliminary Prospectus, the U.S. Base Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Base Shelf Prospectus or the Canadian Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Securities Commissions or the SEC after the date of such U.S. Preliminary Prospectus, the U.S. Base Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Base Shelf Prospectus or the Canadian Prospectus, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the U.S. Securities Act or Canadian Securities Laws (as hereinafter defined), as applicable, and (ii) any such document so filed.

(e) The Company, and each Underwriter, covenant and agree:

1. that during the distribution of the Shares, the Company and the Representatives shall, prior to the provision of any marketing materials (as hereinafter defined) to potential investors, approve in writing, any marketing materials reasonably requested to be provided by the Underwriters to any potential investor of Shares, such marketing materials to comply with Canadian Securities Laws. The Company shall file or deliver, if and as required under Canadian Securities Laws, a template version of such marketing materials with the Canadian Securities Commissions after such marketing materials are so approved in writing by the Company and the Representatives, on behalf of the Underwriters in accordance with Canadian Securities Laws. If any such marketing materials are required to be filed under Canadian Securities Laws, the Company and the Representatives may agree that any comparables (as hereinafter defined) shall be redacted from the template version in accordance with National Instrument 44-102 - Shelf Distributions prior to filing such template version with the Canadian Securities Commissions and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Commissions by the Company;

2. that if any such marketing materials are required to be filed under Canadian Securities Laws, not to provide any potential investor of Shares with any such marketing materials unless a template version of such marketing materials has been filed by the Company with the Canadian Securities Commissions on or before the day such marketing materials are first provided to any potential investor of Shares; and

3. not to provide any potential investor with any materials or information in relation to the distribution of the Shares or the Company other than: (i) such marketing materials as have been approved and filed, if required to be filed, in accordance with this Section 1(e), (ii) the Offering Documents, and (iii) any standard term sheet(s) (as hereinafter defined) approved in writing by the Company and the Representatives, on behalf of the Underwriters.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this "Agreement"), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $4.78125 (the "Purchase Price") from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the Closing Date (as hereinafter defined), by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares, in the United States and in the Canadian Qualifying Jurisdictions, either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses, as soon as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter. Evercore Group L.L.C.,  and Tuohy Brothers Investment Research, Inc. will not, directly or indirectly, solicit offers to purchase or sell the Shares in Canada.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company and in the case of the Underwritten Shares, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 8:00 A.M. New York City time on April 22, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date", and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date".

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a) Canadian Eligibility. The Company is eligible to file a short form prospectus in each of the Canadian Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Prospectus Supplement there will be no documents required to be filed under the Canadian Securities Laws in connection with the distribution of the Shares that will not have been filed as required.

(b) Canadian Offering Documents. The Canadian Final Base Shelf Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents (as hereinafter defined) as of the time of filing thereof will comply, in all material respects, with the applicable requirements of Canadian Securities Laws; the Canadian Final Base Shelf Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any misrepresentation, as defined under Canadian Securities Laws; and the Canadian Final Base Shelf Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Date and the Additional Closing Date, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Shares and to the Company; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Canadian Offering Document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Form F-3 Eligibility. The Registration Statement has become effective under the U.S. Securities Act.  The Company has complied, to the SEC's satisfaction, with all requests of the SEC for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the SEC.  At the time the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (the "Annual Report") was filed with the SEC, or, if later, at the time the Registration Statement was originally filed with the SEC, the Company met the then-applicable requirements for use of Form F-3 under the U.S. Securities Act.

(d) Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Preliminary Prospectus complied, as of the time of filing thereof, and the U.S. Prospectus and any amendment to the U.S. Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Preliminary Prospectus, as of the time of filing thereof, did not, and the U.S. Prospectus and any amendment to the U.S. Prospectus, as of the time of filing thereof and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the U.S. Offering Documents (as hereinafter defined) and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the offering of the Shares that is a "written communication" (as defined in Rule 405 under the U.S. Securities Act), except in accordance with Section 4 hereof.  Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the U.S. Securities Act) filed in accordance with the U.S. Securities Act (to the extent required thereby) and, when taken together with the U.S. Preliminary Prospectus as of the Applicable Time, each such Issuer Free Writing Prospectus, did not, and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Prospectus.

(f) Incorporated Documents.  The Documents Incorporated by Reference or the documents deemed to be incorporated by reference into the Registration Statement and the Prospectuses, at the time they were filed with the SEC or the Canadian Securities Commissions, as applicable, complied in all material respects with the requirements of the U.S. Exchange Act and Canadian Securities Laws, as applicable, and, when read together with the other information in the Prospectuses, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or contain a misrepresentation, as defined under Canadian Securities Laws.

(g) Compliance. The Documents Incorporated by Reference or the documents deemed to be incorporated by reference into the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the SEC or the Canadian Securities Commissions, as applicable, and any Issuer Free Writing Prospectus or amendment or supplement to the Prospectuses, complied and will comply in all material respects with the requirements of the U.S. Exchange Act and Canadian Securities Laws, as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement and any amendments thereto become effective and on the date a Prospectus Receipt was issued for the Canadian Final Base Shelf Prospectus, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make a statement therein, in the light of the circumstances in which it was made, not misleading or contain a misrepresentation, as defined under Canadian Securities Laws.

(h) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and its subsidiaries (as hereinafter defined), on a consolidated basis, have established and maintain disclosure controls and procedures (as defined in Canadian Securities Laws and applicable U.S. Securities Laws) that (i) are designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by it under Canadian Securities Laws and applicable U.S. Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Canadian Securities Laws and applicable U.S. Securities Laws and include controls and procedures designed to ensure that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under Canadian Securities Laws and applicable U.S. Securities Laws is accumulated and communicated to the Company's management, including its certifying officers, as appropriate to allow timely decisions regarding required disclosure; (ii) have been evaluated by management of the Company for effectiveness in accordance with Canadian Securities Laws and applicable U.S. Securities Laws as of the end of the Company's most recent audited fiscal year; and (iii) are effective in all material respects to perform the functions for which they were established as of the end of the Company's most recent audited fiscal year. Since the end of the Company's most recent audited fiscal year up to the end of the Company's most recent reported interim financial period, other than as may be publicly disclosed by the Company, there have been no significant limitations or material weaknesses, in each case, in the Company's design of its internal control over financial reporting (whether or not remediated) and no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(i) This Agreement. This Agreement has been authorized, executed and delivered by the Company and, when executed and delivered in accordance with its terms, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally or by equitable principles relating to enforceability.

(j) Authorization of the Shares. The Shares have been authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(k) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or the Prospectuses or included in the offering contemplated by this Agreement, except where the failure to receive a waiver of such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (as hereinafter defined).

(l) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a "Material Adverse Change"); and (ii) there has not been any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries, considered on a consolidated basis, and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company's subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m) Independent Auditors; No Reportable Event. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the annual consolidated financial statements (which term as used in this Agreement includes the related notes thereto) contained or incorporated by reference into the Registration Statement and Prospectuses, are independent auditors with respect to the Company and its subsidiaries as required under applicable Canadian Securities Laws and within the applicable rules and regulations adopted by the SEC and as required by the U.S. Securities Act. There has not been a "reportable event" (within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations ("NI 51-102")) between the Company and PricewaterhouseCoopers LLP.

(n) Financial Statements. The financial statements filed with the SEC and the Canadian Securities Commissions and which are a part of or incorporated by reference into the Registration Statement and the Prospectuses, as applicable, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders' equity and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC's rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement or the Prospectuses under Canadian Securities Laws. The financial data set forth in each of the Registration Statement and the Prospectuses under the caption "Consolidated Capitalization" fairly presents in all material respects the information set forth therein on a basis consistent with that of the financial statements contained or incorporated by reference into the Registration Statement and the Prospectuses, as applicable.

(o) Statistical, Industry and Market-Related Data. Any statistical, demographic, industry and market-related data included in the Registration Statement or the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. To the extent required under applicable laws, the Company has obtained the written consent for the use of such data from such sources.

(p) Company's Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement and the Prospectuses fairly presents the information called for in all material respects and was prepared, in accordance with Canadian Securities Laws and the SEC's rules and guidelines applicable thereto.

(q) Incorporation and Good Standing of the Company. The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses and to enter into and perform its obligations under this Agreement. The Company is qualified as a corporation to transact business and is in good standing in British Columbia, Canada and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing in a jurisdiction outside of British Columbia, Canada would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r) Subsidiaries. Each of the Company's subsidiaries set forth in Schedule 2 hereto (in this Agreement collectively, the "subsidiaries" and each a "subsidiary") has been incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses. Each of the Company's subsidiaries is qualified as a corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company's subsidiaries have been authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(s) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectuses, subject to common shares and other securities of the Company issuable (i) pursuant to this Agreement, (ii) pursuant to employee benefit plans and other security-based compensation arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, (iii) pursuant to the exercise of outstanding options, warrants or other convertible or exchangeable securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, and (iv) pursuant to existing contractual rights and arrangements described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses. The common shares of the Company (including the Shares) conform in all material respects to the description thereof contained in the Prospectuses. All of the issued and outstanding common shares have been authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with the Business Corporations Act (British Columbia). None of the outstanding common shares were issued in violation of any pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, pre-emptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company or any of its subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses. The description of the Company's equity incentive plan and other security-based compensation arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectuses fairly presents in all material respects the information required to be shown, pursuant to Applicable Securities Laws, with respect to such plans, arrangements, options and rights.

(t) Stock Exchange Listing. The common shares of the Company are registered pursuant to Section 12(b) of the U.S. Exchange Act and are listed on the New York Stock Exchange ("NYSE") and the Toronto Stock Exchange ("TSX") and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common shares of the Company under the U.S. Exchange Act or delisting the common shares of the Company from the NYSE or the TSX, nor has the Company received any notification that the SEC, the NYSE or the TSX is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all applicable listing requirements of the NYSE and the TSX.

(u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter, articles or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an "Existing Instrument"), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectuses and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses under the caption "Use of Proceeds") (i) have been authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, articles or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectuses, except such as have been obtained or made by the Company and are in full force and effect under the U.S. Securities Act and Canadian Securities Laws and such as may be required under applicable state securities or blue sky laws or FINRA (as hereinafter defined). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental or regulatory authority now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(w) Intellectual Property Rights.

1. Each of the Company and the subsidiaries owns or possesses the right to use (i) all patents, patent applications, patent disclosures, and inventions and all improvements thereto (whether or not patentable or reduced to practice), continuations, divisionals, continuations-in-part, revisions, provisionals and patents issuing on any of the foregoing, and any renewals, reexaminations, substitutions, extensions, reissues and counterparts of any of the foregoing, together with all prosecution files, utility models and invention disclosures, (ii) all trademarks, service marks, product and service names, brands, trade dress, logos, trade names, designs, business symbols, corporate names, and other indicia of source or business identifiers, whether registered or unregistered, (including all rights to sue in passing off), and all applications, registrations and renewals and extensions of or in connection therewith and common law trademarks and service marks, together with all of the goodwill associated with any of the foregoing, (iii) all copyrights, moral rights, topography rights, rights in databases and design rights, and all applications, registrations, renewals and reversions of or in connection therewith, and all works of authorship (published and unpublished), including rights in software, (iv) domain names, domain name registrations, websites, website content, and social media identifiers, names and tags (including accounts therefor and registrations thereof), (v) all trade secrets, proprietary information, data, know-how and other confidential business or technical information (including research and development, compositions, industrial designs, industrial property, manufacturing and production processes, technical data, designs, specifications and business and marketing plans and proposals), (vi) publicity and privacy rights, (vii) all other forms of rights in technology (whether or not embodied in any tangible form) and including all tangible embodiments of the foregoing, and (viii) all other intellectual property, proprietary and other rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world, (collectively, "Intellectual Property") necessary to permit the Company and the subsidiaries to conduct their business as currently conducted and planned to be conducted. Neither the Company nor any of the subsidiaries has received any notice nor does or has the business of the Company or any of the subsidiaries infringed or conflicted with rights of others with respect to any Intellectual Property, and neither the Company nor any of the subsidiaries have knowledge of any facts or circumstances that would render any Intellectual Property owned by the Company and its subsidiaries invalid or inadequate to protect the interests of the Company or the subsidiaries therein;

2. the Company and its subsidiaries take and have taken commercially reasonable steps to protect and maintain the Intellectual Property owned by the Company and its subsidiaries and the confidentiality of trade secrets and material confidential information included therein, and none of the Company or its subsidiaries have disclosed any such confidential Intellectual Property to any third party other than pursuant to a written confidentiality agreement (and other than to legal counsel who are bound by professional obligations of confidentiality), pursuant to which such third party agrees to protect such confidential information;

3. all persons who have contributed, developed or conceived any Intellectual Property owned by the Company and its subsidiaries have done so pursuant to a valid and enforceable agreement or other legal obligation that protects the confidential information of the Company and its subsidiaries and grants the Company and its subsidiaries exclusive ownership of the person's contribution, development or conception.

(x) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company and each subsidiary possess such valid and current material permits, certificates and authorizations required by state, provincial, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses ("Permits"). The Company and its subsidiaries are not in violation of, or in material default under, any of the Permits and the Company and its subsidiaries have not received any written or, to its and their knowledge, oral notice from any governmental or regulatory authority (i) indicating or alleging that the Company or its subsidiaries do not possess any material Permit required to own, lease, and operate its properties and assets or to conduct the business as currently conducted or (ii) threatening or seeking to withdraw, revoke, terminate, or suspend any of its or their material Permits. None of the Company nor its subsidiaries' Permits will be subject to withdrawal, revocation, termination, or suspension as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

(y) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company and its subsidiaries, taken as a whole (i) own, lease, license, control or otherwise have legal rights to, through unpatented mining claims and millsites, fee lands, mining or mineral leases, exploration and mining permits, mineral concessions or otherwise (collectively, "Mining Rights"), all of the rights, titles and interests materially necessary or appropriate to authorize and enable the appropriate subsidiary to access and carry on the material mineral exploration and/or mining, development and commissioning activities as currently being undertaken or as planned at the Thacker Pass Project (as hereinafter defined), and (ii) are not in material default of such rights, titles and interests. All work required to be performed and payments required to be made in relation to the Mining Rights in order to maintain the Company's interest therein, if any, have been paid to date, performed and/or are in the process of being performed in accordance with the laws of the jurisdiction where such subsidiary operates, and the Company and each subsidiary has complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties (including third party contracts) in connection therewith except in respect of non-material Mining Rights that the Company or any of its subsidiaries intends to abandon or relinquish. All such Mining Rights are in good standing in all material respects.

(z) Exploration and Development. All exploration and development operations on the properties of the Company and its subsidiaries, including all operations and activities relating to the construction, development and commissioning of the Thacker Pass Project have been conducted in all material respects in accordance with good exploration, development and engineering practices and all applicable laws pertaining to workers' compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects.

(aa) Mining Rights. The Company or its subsidiaries own, lease, control or otherwise have legal rights to all material Mining Rights under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or its subsidiaries, as applicable, and subject to the nature and scope of the Thacker Pass Project, to access, explore for, and/or mine and develop the mineral deposits relating thereto, and, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, no material commission, royalty, license fee or similar payment to any person with respect to the Mining Rights is payable, except which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All material Mining Rights in which the Company or its subsidiaries hold an interest or right have been validly registered and recorded in accordance, with all laws of the jurisdiction where the Company or such subsidiary operates and are valid and subsisting. The Company and its subsidiaries have or expect to obtain in the ordinary course all necessary surface rights, access rights and other necessary rights and interests relating to the Mining Rights granting the Company or its subsidiaries the right and ability to access, explore for, mine and develop the mineral deposits as are appropriate in view of the rights and interests therein of the Company or its subsidiaries, with only such exceptions as do not unreasonably interfere with the use made by the Company or its subsidiaries of the rights or interest so held; and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or its subsidiaries, as applicable, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(bb) Mineral Property Disclosure. The disclosure of the Mining Rights of the Company and its subsidiaries in the Prospectuses constitutes an accurate description in all material respects of the Thacker Pass Project and all material Mining Rights held by the Company and its subsidiaries, no other property or assets are necessary for the conduct of the business of the Company and its subsidiaries as currently conducted, and, the Company does not know of any claim or the basis for any claim, including a claim with respect to aboriginal or native rights, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change on the right thereof to use, transfer or otherwise explore for, develop and mine mineral deposits with respect to such Mining Rights.

(cc) Technical Information. All technical information set forth in the Registration Statement, Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Prospectuses and the Issuer Free Writing Prospectuses, if any, has been reviewed by the Company or independent consultants to the Company and all such information has, to the extent required, been prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") by or under the supervision of a qualified person as defined therein and, in the case of the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, in accordance with Items 1300 - 1305 of Regulation S-K under the U.S. Exchange Act ("S-K 1300"). The methods used in estimating the Company's mineral resources and reserves are in accordance with accepted mineral resource and reserve estimation practices and the assumptions underlying such resource and reserve estimates are reasonable and appropriate. The Company has duly filed with the Canadian Securities Commissions or the SEC, as the case may be, all technical reports required by NI 43-101 or S-K 1300, as applicable, and all such reports complied at the time thereof in all material respects with the requirements thereof. To the knowledge of the Company, there have been no material changes to such technical information since the date of delivery or preparation thereof, except as disclosed or included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.

(dd) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, provincial, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings (except in any case in which the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change). The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in  Section 3(n) above in respect of all federal, provincial, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(ee) Company Not an "Investment Company." The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under "Use of Proceeds" in the Registration Statement or the Prospectuses, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

(ff) PFIC Status. The Company believes that it was a "passive foreign investment company" ("PFIC") as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed tax year, and based on current business plans and financial expectations, the Company believes it may be a PFIC for its current tax year and may be a PFIC in future tax years.

(gg) Insurance. Each of the Company and its subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(hh) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the common shares or of any "reference security" (as defined in Rule 100 of Regulation M under the U.S. Exchange Act ("Regulation M")) with respect to the common shares of the Company, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ii) Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectuses will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) Related Party Transactions. All business relationships and related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses have been described as required in all material respects.

(kk) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by or on behalf of the Company in connection with the offering of the Underwritten Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.'s ("FINRA") rules and any letters, filings or other supplemental information provided to FINRA pursuant to such FINRA rules is true, complete and correct.

(ll) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectuses.

(mm) Compliance with Environmental Laws. (i) The Company and each subsidiary, their respective properties and assets, and the business, affairs and operations of each of the Company and the subsidiaries, have been in compliance in all material respects with all Environmental Laws (as hereinafter defined) and Environmental Permits (as hereinafter defined); (ii) neither the Company nor the subsidiaries are in material violation of any regulation relating to the Release (as hereinafter defined) or Threatened Release (as hereinafter defined) of Hazardous Materials (as hereinafter defined); (iii) each of the Company and the subsidiaries has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws and Environmental Permits; and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or a claim by any private party or governmental or regulatory authority, against or affecting the Company or the subsidiaries relating to Hazardous Materials or any Environmental Laws; and (v) there are no Environmental Permits which either the Company or the subsidiaries do not have which are necessary to conduct the business, affairs and operations of each of the Company and the subsidiaries, as presently conducted or as planned, except for such Environmental Permits which if not obtained would not have a Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company and each subsidiary has, collectively, obtained or possess all material Permits required by applicable law and/or expects to receive all renewals for material Permits, including all material Environmental Permits to own, lease, and operate its properties and assets and to conduct the business as currently conducted or proposed to be conducted by the Company and the subsidiaries, including access to and the construction, commissioning and operation of the Thacker Pass Project. Each material Environmental Permit, is valid, subsisting and in good standing and neither the Company nor any such subsidiary is in default or breach of any material Environmental Permit, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any material Environmental Permit. No approval, consent or authorization of any aboriginal or native group is pending for the operation of the businesses carried on or proposed to be commenced by the Company or any of its subsidiaries, including access to and the construction, commissioning and operation of the Thacker Pass Project. Neither the Company nor any of its subsidiaries has used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Materials. Neither the Company nor any of its subsidiaries, including if applicable, any predecessor companies, have received any notice of, or been prosecuted for an offence alleging, material non-compliance with any Environmental Law, and neither the Company nor any of its subsidiaries, including if applicable, any predecessor companies, have settled any allegation of material non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or any subsidiary, nor has the Company or any subsidiary received notice of any of the same. Except as ordinarily or customarily required by applicable Environmental Permits, neither the Company nor any of its subsidiaries has received any notice or claim wherein it is alleged or stated that it is potentially responsible in a material amount for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. There are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of its subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course.

(nn) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Environmental Permit, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company's attention that could result in costs or liabilities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(oo) ERISA Compliance; Employee Plans. Neither the Company nor any of its subsidiaries sponsors or maintains or has any obligation to make contributions to any "pension plan" (as defined in Section 3(2) of ERISA) subject to the standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each material plan for bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company or its subsidiaries for the benefit of any current or former director, officer or employee of the Company or its subsidiaries, as applicable (the "Employee Plans"), has been maintained in all material respects in accordance with its terms and with the requirements prescribed by any and all applicable laws in respect of such Employee Plans.

(pp) Brokers. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq) No Outstanding Loans or Other Extensions of Credit with Directors or Executive Officers. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the U.S. Exchange Act.

(rr) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ss) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(tt) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the Corruption of Foreign Public Officials Act (Canada) (the "CFPOA"), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company's affiliates have conducted their respective businesses in compliance with the FCPA and CFPOA and have instituted, maintain and enforce, and will continue to maintain and enforce (or are in the process of instituting and maintaining) policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(uu) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after reasonable inquiry, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority (collectively, "Sanctions"); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, Cuba, Iran, North Korea and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any sanctioned country.

(ww) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xx) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties are payable by the Underwriters to the United States, Canada or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(yy) Withholding Taxes. No withholding tax imposed under the federal laws of Canada or the laws of the Provinces of Ontario, British Columbia and Alberta will be payable in respect of any commission or fee to be paid by the Company pursuant to this Agreement to the Underwriters that are "non-residents" within the meaning of the Income Tax Act (Canada) (the "Act") provided any such commission or fee is payable in respect of services rendered by such Underwriters wholly outside of Canada and are performed in the ordinary course of business carried on by the Underwriters that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

(zz) Canadian Reporting Issuer. The Company is a reporting issuer (or the equivalent thereof) in each Canadian Qualifying Jurisdiction and is not noted in default on the list of reporting issuers maintained by the applicable authorities in each Canadian Qualifying Jurisdiction that maintains such a list. The Company has not filed any confidential material change reports which remain confidential at the date hereof.

(aaa) Cybersecurity. (i) (x) There has been no material security breach or other material compromise of or relating to any of the Company's or any of its subsidiaries' information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, "IT Systems and Data") and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the cause of clause (ii), reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(bbb) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation The Health Insurance Portability and Accountability Act of 1996, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018 or since the date of incorporation or formation, as applicable, have been and currently are in material compliance with, the European Union General Data Protection Regulation ("GDPR") (EU 2016/679), to the extent the GDPR applies to the Company (collectively, the "Privacy Laws"). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of personal data (the "Policies"). The Company and its subsidiaries have at all times made all material disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except with respect to subsection (i), (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ccc) No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the U.S. Securities Act or Canadian Securities Laws by reason of the filing of the Registration Statement or the Canadian Prospectus with the SEC or the Canadian Securities Commissions, as applicable, or the issuance and sale of the Shares.

(ddd) Foreign Issuer.  The Company is a "foreign private issuer" as defined in Rule 405 under the U.S. Securities Act.

(eee) Forward-Looking Statements. The Company has a reasonable basis for disclosing any forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the Exchange Act) and any forward-looking information (within the meaning of Canadian Securities Laws) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectuses and is not, as of the date hereof, required to update any such forward-looking information pursuant to NI 51-102, and such forward looking information included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectuses reflects the best currently available estimates and good faith judgments of the management of the Company, as the case may be, as to the matters covered thereby.

(fff) No Ratings.  There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a "nationally recognized statistical rating organization", as such term is defined in Section 3(a)(62) under the Exchange Act.

(ggg) No Immunity.  Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Canadian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canadian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 15(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(hhh) Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Canada, without reconsideration or reexamination of the merits (subject to customary exceptions including with respect to public policy, fraud, lack of natural justice, penal awards, and foreign judgements that conflict with Canadian judgments).

(iii) Valid Choice of Law.  The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by the courts of Canada, subject to the restrictions described under the caption "Enforceability of Certain Civil Liabilities" in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.  The Company has the power to submit, and pursuant to Section 15(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(jjj) Legality.  The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectuses, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(kkk) Legal Action.  A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Canada may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

4. Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will cause the Prospectuses, prepared in compliance with all Applicable Securities Laws, and any supplements thereto to be filed, each in a form approved by the Representatives, with the Canadian Securities Commissions in accordance with the Shelf Procedures (in the case of the Canadian Prospectus) and with the SEC pursuant to Rule 424(b) under the U.S. Securities Act (in the case of the U.S. Prospectus) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act; and will file or deliver any Marketing Documents to the extent required by Canadian Securities Laws.

(b) Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, if requested, as many signed copies of the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Final Base Shelf Prospectus and the Canadian Prospectus and any Marketing Documents as originally filed or delivered and each amendment thereto, in each case including all exhibits and consents filed therewith and Documents Incorporated by Reference therein, as the Representatives reasonably requested; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Final Base Shelf Prospectus and the Canadian Prospectus as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Prospectuses (including all amendments and supplements thereto and Documents Incorporated by Reference therein and each Issuer Free Writing Prospectus and Marketing Document) as the Representatives may reasonably request.  As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by Applicable Securities Laws to be delivered (or required to be delivered but for Rule 172 under the U.S. Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectuses, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective and when the Canadian Prospectus has been filed with the Canadian Securities Commissions pursuant to the Shelf Procedures; (ii) when any amendment to the Registration Statement or the Prospectuses shall have been filed or becomes effective or a Prospectus Receipt in respect of any such amendment has been issued by the BCSC, as the case may be; (iii) when any supplement to the Prospectuses or any Issuer Free Writing Prospectus or any amendment to the Prospectuses has been filed or distributed; (iv) of any request by the SEC or the Canadian Securities Commissions for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or the receipt of any comments from the SEC relating to the Registration Statement or the Prospectuses or any other request by the SEC or the Canadian Securities Commissions for any additional information; (v) of the issuance by the Canadian Securities Commissions or the SEC or any other governmental or regulatory authority of any cease trade order relating to the Company or the Shares, of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectuses or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the U.S. Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectuses, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectuses, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Canadian Preliminary Prospectus, any U.S. Preliminary Prospectus any of the Pricing Disclosure Package or the Prospectuses or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectuses are delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectuses to comply with Applicable Securities Laws, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and the Canadian Securities Commissions and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectuses (or any document to be filed with the SEC and the Canadian Securities Commissions and incorporated by reference therein) as may be necessary so that the statements in the Prospectuses as so amended or supplemented (or any document to be filed with the SEC and the Canadian Securities Commissions and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectuses re delivered to a purchaser, be misleading or so that the Prospectuses will comply with Applicable Securities Laws and (2) if at any time prior to the Closing Date (or Additional Closing Date, in the case of the Option Shares) (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with Applicable Securities Laws, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and the Canadian Securities Commissions (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the SEC and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with Applicable Securities Laws.

(f) Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

(h) Clear Market.  For a period of 90 days after the date of the Prospectuses, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC or the Canadian Securities Commissions a registration statement or prospectus under the U.S. Securities Act or Canadian Securities Laws relating to, any common shares of the Company or any securities convertible into or exercisable or exchangeable for common shares of the Company, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares of the Company or any such other securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, without the prior written consent of Evercore Group L.L.C. and Goldman Sachs & Co. LLC, other than the Shares to be sold hereunder and as set out below.

The restrictions described above do not apply to (i) the issuance of common shares or securities convertible into or exercisable for common shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted share units (including performance share units) ("RSUs") or deferred share units ("DSUs") (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectuses; (ii) the issuance of common shares or securities (A) convertible into or exercisable for common shares, or (B) convertible into or exercisable for other securities that are convertible into or exercisable for common shares, in each case pursuant to agreements entered into prior to the date of this Agreement and as described in the Prospectuses; (iii) grants of stock options, stock awards, restricted stock, RSUs, DSUs or other equity awards and the issuance of common shares or securities convertible into or exercisable or exchangeable for common shares (whether upon the exercise of stock options or otherwise) to the Company's employees, officers or directors, pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectuses, provided that any new directors and officers enter into a lock-up agreement with the Underwriters; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectuses or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (v) the entry into of an agreement or agreements providing for the issuance of common shares or any security convertible into or exercisable or exchangeable for common shares in connection with joint ventures, commercial relationships, other strategic corporate transactions or other private capital raises, and the issuance of any such securities pursuant to any such agreements, provided that in the case of clause (v), the aggregate number of common shares that the Company may sell or issue or agree to sell or issue pursuant to clause (v) (including common shares underlying the securities convertible into or exercisable for common shares) shall not exceed 15% of the total number of common shares issued and outstanding at the time of such issuance, provided further that the Company will use commercially reasonable efforts to negotiate and cause each recipient of common shares or securities convertible into or exercisable or exchangeable for common shares pursuant to clause (v) to execute a lock-up agreement in a form satisfactory to Evercore Group L.L.C. and Goldman Sachs & Co. LLC, acting reasonably, and for the period covered by the standstill provisions of this Section 4(h).

(i) Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectuses under the heading "Use of Proceeds".

(j) No Stabilization.  Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the common shares of the Company.

(k) Exchange Listings. The Company has applied to obtain the conditional approval of the TSX for the listing of the Shares and will use its reasonable best efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval. The Company will use its reasonable best efforts to obtain authorization from NYSE for the issuance of Shares prior to the Closing Date. The Company will use its reasonable best efforts to maintain the listing of its common shares on the TSX and NYSE and will file with the TSX and the NYSE all documents and notices required by the TSX and NYSE.

(l) Reports.  So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of common shares, and copies of any reports and financial statements furnished to or filed with the SEC or the Canadian Securities Commissions or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports, other communications and financial statements to the Representatives to the extent they are filed on either the SEC's Electronic Data Gathering, Analysis, and Retrieval system or Canada's System for Electronic Document Analysis and Retrieval +.

(m) Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the U.S. Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the U.S. Securities Act (which term includes use of any written information furnished to the SEC by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the U.S. Securities Act) that was not included (including through incorporation by reference) in the U.S. Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "Underwriter Free Writing Prospectus").

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the SEC; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) The Representatives will notify the Company as soon as practicable when, in the Representatives' opinion, the Underwriters have ceased the distribution of the Shares and, within 30 days after completion of the distribution, the Representatives will provide the Company, in writing, with a breakdown of the number of Shares distributed in each of the Canadian Qualifying Jurisdictions by the Underwriters where that breakdown is required by a Canadian Securities Commission for the purpose of calculating fees payable to, or making filings with, that Canadian Securities Commission.

6. Conditions of Underwriters' Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order.  The Canadian Final Base Shelf Prospectus has been filed with the Canadian Securities Commissions and a Prospectus Receipt has been issued by the BCSC on behalf of the Canadian Securities Commissions relating to the Canadian Final Base Shelf Prospectus and the Registration Statement has become effective; and on the Closing Date (or the Additional Closing Date), no order ceasing or suspending the effectiveness of the Registration Statement or the Canadian Prospectus shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the U.S. Securities Act shall be pending before or threatened by the SEC or any securities commission, securities regulatory authority or stock exchange in Canada or the United States; the Canadian Prospectus and the U.S. Prospectus shall have been filed, respectively, with the Canadian Securities Commissions in accordance with the Shelf Procedures and with the SEC in accordance with Rule 424(b) under the U.S. Securities Act; each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the U.S. Securities Act (to the extent required by Rule 433 under the U.S. Securities Act) and in accordance with Section 4(a) hereof; the Marketing Documents shall have been timely filed with or delivered to the Canadian Securities Commissions, if and as required under Canadian Securities Laws; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change.  No event or condition of a type described in Section 3(l) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectuses (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectuses.

(d) Officer's Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectuses and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectuses; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Dorsey & Whitney LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Canadian Counsel for the Company. Cassels Brock & Blackwell LLP, Canadian counsel for the Company, and other local counsel as applicable, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Local Counsel. Erwin Thompson Faillers, Nevada counsel for the Company shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Title Opinion. The Representatives shall have received on and as of the Closing Date a letter or reliance letter, as applicable (the "Title Opinion"), of the Company's legal counsel, addressed to the Underwriters and their legal counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to title and ownership rights in the Thacker Pass Project;

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a 10b-5 statement, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance and Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, provincial or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state, provincial or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l) Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing.  The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been conditionally approved for listing on the TSX, subject only to satisfaction of customary post-closing conditions and filings, and authorized by the NYSE.

(n) Lock-up Agreements.  The "lock-up" agreements, each substantially in the form and content acceptable to Evercore Group L.L.C. and Goldman Sachs & Co. LLC acting reasonably, between the Company and the persons listed on Schedule 3 hereto relating to sales and certain other dispositions of common shares or certain other securities, delivered to the Company on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o) Transfer Agent. The Company shall have engaged and will maintain, at its expense, a registrar and transfer agent for the Shares.

(p) Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any misrepresentation (as defined under Canadian Securities Laws), any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any misrepresentation (as defined under Canadian Securities Laws), untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (or any amendment or supplement thereto), the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus, any Marketing Documents, any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act, any materials or information provided to investors by, or with the approval of, the Company, including any road show as defined in Rule 433(h) under the U.S. Securities Act (a "road show") or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and the Canadian Prospectus and each person, if any, who controls the Company within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectuses (or any amendment or supplement thereto), the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus, any Marketing Documents, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter: the legal and marketing names of the Underwriters, the fourth through the tenth sentences of the fourteenth paragraph in the "Plan of Distribution" section and the fifteenth paragraph in the "Plan of Distribution" section.

(c) Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and the Canadian Prospectus and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectuses, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9. Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) there has been, in the judgment of the Representatives, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) trading generally shall have been suspended or materially limited on or by any of the TSX, the NYSE or The Nasdaq Stock Market; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iv) a general moratorium on commercial banking activities shall have been declared by federal (U.S. or Canada) or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Canada, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectuses.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectuses or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectuses that effects any such changes.  As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate number of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the U.S. Securities Act of the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus, any Marketing Documents, any Pricing Disclosure Package and the Prospectuses (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable fees and expenses of counsel for the Underwriters); (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the TSX and on the NYSE.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

(a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives;

Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055

Attention: ECM General Counsel

and

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

Attention: Registration Department

and

BMO Nesbitt Burns Inc.
100 King Street West, 5th Floor
Toronto, Ontario M5X 1H3
Canada

Attention: Jamie Rogers

with a copy to (such copy not to constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001-8602

Attention: Ryan J. Dzierniejko
Email: [Redacted]

and to:

Blake, Cassels & Graydon LLP

1133 Melville Street, Suite 3500

Vancouver, British Columbia V6E 4E5

Attention: Bob Wooder / Kathleen Keilty
Email: [Redacted] / [Redacted]

Notices to the Company shall be given to it at:

Lithium Americas Corp.

900 West Hastings Street, Suite 400
Vancouver, British Columbia V6C 1E5

Attention: Jonathan Evans, President & Chief Executive Officer

Email: [Redacted]

with copies to (which shall not constitute notice):

Lithium Americas Corp.

900 West Hastings Street, Suite 400
Vancouver, British Columbia V6C 1E5

Attention: General Counsel and Corporate Secretary

Email: [Redacted]

and to:

Cassels Brock & Blackwell LLP
885 West Georgia Street, Suite 2200
Vancouver, British Columbia V6C 3E8

Attention: David Redford

Email: [Redacted]

and to:

Dorsey & Whitney LLP
161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1

Attention: James B. Guttman
Email: [Redacted]

(b) Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.  The Company irrevocably appoints C T Corporation System, located 28 Liberty St., New York, New York 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 15, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) Judgment Currency.  The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "judgment currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Province of British Columbia, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(g):

"BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i) Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Definitions.

(a) "affiliate" has the meaning set forth in Rule 405 under the U.S. Securities Act;

(b) "Applicable Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

(c) "BCSC" means the British Columbia Securities Commission;

(d) "business day" means any day, other than a Saturday or Sunday, on which banks are open for business in Vancouver, British Columbia and Toronto, Ontario;

(e) "Canadian Offering Documents" means each of the Canadian Preliminary Prospectus, the Canadian Prospectus and any amendment to the Canadian Prospectus, including the Documents Incorporated by Reference and any Marketing Documents;

(f) "Canadian Qualifying Jurisdictions" means each of the provinces and territories of Canada other than Québec;

(g) "Canadian Securities Commissions" means the securities regulatory authorities in each of the Canadian Qualifying Jurisdictions;

(h) "Canadian Securities Laws" means all applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Canadian Qualifying Jurisdictions;

(i) "comparables" has the meaning given to it in NI 41-101;

(j) "Documents Incorporated by Reference" means all interim and annual financial statements, management's discussion and analysis, business acquisition reports, management information circulars, annual information forms, the Annual Report, material change reports, and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents, as applicable;

(k) "Environmental Laws" means all applicable laws relating to worker health and safety, pollution, natural resources, protection and preservation of the natural environment or any species that might make use of it or the generation, production, import, export, use, handling, storage, treatment, transportation, disposal or release of Hazardous Materials, including under common law, and all authorizations issued pursuant to such applicable laws;

(l) "Environmental Permits" includes all order, directive, judgment, decree, injunction, decision, ruling, award or writ of any governmental or regulatory authority, Permits, certificates, approvals, consents, registrations and licences issued by, or required to be obtained from, any authority of competent jurisdiction under any Environmental Law;

(m) "Hazardous Materials" means any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or forms the basis of liability under, any Environmental Law, including, without limitation, (i) any material, substance or waste that is defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant", "hazardous constituent", "special waste", "toxic substance" or other similar term or phrase under any Environmental Law, (ii) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives thereof, (iii) asbestos, (iv) polychlorinated biphenyls, or (v) any radioactive substance;

(n) "Issuer Free Writing Prospectus" means an "issuer free writing prospectus" as defined in Rule 433 under the U.S. Securities Act relating to the Underwritten Shares that (i) is required to be filed with the SEC by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Underwritten Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the U.S. Securities Act;

(o) "Marketing Documents" means the document dated April 12, 2024 entitled "Corporate Presentation" that constitutes the template version of marketing materials that is required to be delivered to the Canadian Securities Commissions in accordance with the Shelf Procedures;

(p) "marketing materials" has the meaning given to it in NI 41-101;

(q) "NI 41-101" means National Instrument 41-101 - General Prospectus Requirements;

(r) "Offering Documents" means the Canadian Offering Documents and the U.S. Offering Documents;

(s) "Prospectus Receipt" means a receipt issued by the BCSC, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions, for any of the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus and any amendment to the Canadian Final Base Shelf Prospectus, as the case may be;

(t) "Release" means any release, spill, emission, leaking, pumping, pouring, injection, deposit, disposal, emptying, escaping, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment;

(u) "Shelf Information" means the information, if any, included in the Canadian Prospectus Supplement that is omitted from the Canadian Final Base Shelf Prospectus for which a Prospectus Receipt has been obtained, but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Final Base Shelf Prospectus as of the date of the Canadian Prospectus Supplement;

(v) "Shelf Procedures" means National Instrument 44-101 - Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions;

(w) "standard term sheet" has the meaning given to it in NI 41-101;

(x) "Technical Reports" means the technical report titled "Feasibility Study National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" with an effective date of November 2, 2022 and re-issued on October 3, 2023 and the technical report titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project, Humboldt County, Nevada, USA" with an effective date of December 31, 2022;

(y) "template version" has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

(z) "Thacker Pass Project" means the Company's lithium project property located in Humboldt County, Nevada;

(aa) "Threatened Release" means a substantial likelihood of a sudden Release that requires immediate action to prevent or mitigate damage to the environment that may result from such Release;

(bb) "U.S. Offering Documents" means the Registration Statement, any amendment to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, any amendment to the U.S. Prospectus and the Pricing Disclosure Package; and

(cc) "U.S. Securities Laws" means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name: Jonathan Evans
Title: President & CEO

Accepted:  As of the date first written above

EVERCORE GROUP L.L.C.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Crystal A. Simpson
Name: Crystal A. Simpson
Title: Managing Director

Accepted:  As of the date first written above

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Charles Park
Name: Charles Park
Title: Managing Director

Accepted:  As of the date first written above

BMO NESBITT BURNS INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Jamie Rogers
Name: Jamie Rogers
Title: Managing Director, Global Co-Head Metals & Mining

Schedule 1

Underwriter	Number of Shares

Evercore Group L.L.C.	16,971,429
Goldman Sachs & Co. LLC	16,971,429
BMO Nesbitt Burns Inc.	8,485,715
J.P. Morgan Securities LLC	5,531,429
Canaccord Genuity LLC	1,508,571
Cormark Securities Inc.	1,508,571
Scotia Capital (USA) Inc.	1,508,571
Stifel Nicolaus Canada Inc.	1,508,571
Eight Capital	502,857
Tuohy Brothers Investment Research, Inc.	502,857

Total	55,000,000

Schedule 2

Definition of "subsidiaries"

1339480 B.C. Ltd.

Lithium Nevada Corp.
KV Project LLC

Schedule 3

Lock-Up Persons

Kelvin Dushnisky

Jonathan Evans

Yuan Gao

Fabiana Chubbs

Michael Brown

Zach Kirkman

Jinhee Magie

Philip Montgomery

Pablo Mercado

Alexi Zawadzki

Richard Gerspacher

Edward Grandy

Annex A

Pricing Disclosure Package

  The U.S. Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses listed below.

Issuer Free Writing Prospectuses

  Pricing Press Release, dated April 18, 2024, filed as a free-writing prospectus.

Annex B

Pricing Term Sheet

None.